As filed with the Securities and Exchange Commission on May 30, 2008	Registration No. 333-123189

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact Name of Registrant As Specified In Its Charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-18861 (I.R.S. Employer Identification No.)

14 North Main Street Souderton, Pennsylvania (Address of principal executive offices)	18964 (Zip Code)

UNIVEST CORPORATION OF PENNSYLVANIA
2003 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

William S. Aichele
Chairman, President and Chief Executive Officer
UNIVEST CORPORATION OF PENNSYLVANIA
14 North Main Street
Souderton, Pennsylvania 18964
(215) 721-2400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Copies To: Jane G. Davis, Esquire SHUMAKER WILLIAMS, P.C. 1 East Market Street York, Pennsylvania 17401 (717) 848-5134

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-123189) (the “Registration Statement”) of Univest Corporation of Pennsylvania (the “Company”), which was filed with the Securities and Exchange Commission on March 8, 2005. The Registration Statement registered 1,000,000 shares of the Company’s common stock, par value $5.00 per share (“Common Stock”) for issuance under the Univest Corporation of Pennsylvania 2003 Long-Term Incentive Plan, as amended and restated effective January 1, 2008 (the “Plan”).

Pursuant to Rule 416(b) under the Securities Act of 1933, this Amendment is being filed to register an additional 500,000 shares of Common Stock that can be issued under the anti-dilution provisions of the Plan as a result of a stock dividend.

In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Amendment also covers an indeterminate number of shares of Common Stock as may become issuable under the Plan by reason of the anti-dilution provisions of the Plan.

PART II

Item 8. Exhibits.

Exhibit No.

4.1
Univest Corporation of Pennsylvania Amended and Restated 2003 Long-Term Incentive Plan. (Incorporated by reference to Appendix B to Registrant’s Definitive Proxy Statement filed with the SEC on March 7, 2008.)

5.1	Opinion of Shumaker Williams, P.C. re: legality of shares.

23.1	Consent of KPMG LLP

23.2	Consent of Shumaker Williams, P.C. (Included in Exhibit 5.1).

24	Power of Attorney of Directors and Officers (Included on Signature Pages).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Souderton, Commonwealth of Pennsylvania on May 28, 2008.

UNIVEST CORPORATION OF PENNSYLVANIA
(Registrant)

By:	/s/ Jeffrey M. Schweitzer
Jeffrey M. Schweitzer
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William S. Aichele and Jeffrey M. Schweitzer, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Post-Effective Amendment No.1 to Registration Statement on Form S-8 and to file the same, will all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

	Capacity	Date

/s/ William S. Aichele	Chairman, President,	May 28, 2008
William S. Aichele	CEO and Director

/s/ Marvin A. Anders	Retired Chairman, Director	May 28, 2008
Marvin A. Anders

/s/ Charles H. Hoeflich.	Chairman Emeritus	May 28, 2008
Charles H. Hoeflich

/s/ William G. Morral	Director	May 28, 2008
William G. Morral

/s/ Norman L. Keller	Director	May 28, 2008
Norman L. Keller

/s/ Thomas K. Leidy	Director	May 28, 2008
Thomas K. Leidy

/s/ H. Ray Mininger	Director	May 28, 2008
H. Ray Mininger

/s/ Merrill S. Moyer	Director	May 28, 2008
Merrill S. Moyer

/s/ Paul G. Shelly	Director	May 28, 2008
Paul G. Shelly

/s/ John U. Young	Director	May 28, 2008
John U. Young

/s/ Jeffrey M. Schweitzer	Executive Vice	May 28, 2008
Jeffrey M. Schweitzer	President and Chief
Financial Officer

/s/ K. Leon Moyer	Senior Executive Vice	May 28, 2008
K. Leon Moyer	President

INDEX TO EXHIBITS

Exhibit No.

4.1
Univest Corporation of Pennsylvania Amended and Restated 2003 Long-Term Incentive Plan. (Incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement filed with the SEC on March 7, 2008.)

5.1	Opinion of Shumaker Williams, P.C. re: legality of shares.

23.1	Consent of KPMG LLP

23.2	Consent of Shumaker Williams, P.C. (Included in Exhibit 5.1).

24	Power of Attorney of Directors and Officers (Included on Signature Pages).